As filed with the Securities and Exchange Commission on July 27, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TOMPKINS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation or organization)
16-1482357
(IRS Employer Identification Number)
P.O. Box 460
Ithaca, New York 14851
(888) 503-5753
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew D. Tomazin	with a copy to:
Executive Vice President and Chief Financial Officer	Alyssa Hochberg Fontaine, Esq. Executive Vice President, General Counsel and Chief Risk Officer
Tompkins Financial Corporation	Tompkins Financial Corporation
P.O. Box 460	P.O. Box 460
Ithaca, New York 14851	Ithaca, New York 14851
(888) 503-5753	(888) 503-5753
(Name and address, including zip code, and telephone number, including area code, of agent for service)
From time to time after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus
Tompkins Financial Corporation

Common Stock and Preferred Stock
We may offer or sell common stock and preferred stock from time to time, in one or more offerings, together or separately, in any combination of the securities described in this prospectus. The securities we may offer may be convertible or exchangeable for other securities.
This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities and the terms of their sale in one or more supplements to this prospectus. You should carefully read this prospectus and any prospectus supplement together with the additional information described in the section of this prospectus entitled “Where You Can Find More Information” before you invest.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
Our principal executive offices are located at 118 E. Seneca St., Ithaca, New York, 14850, and our telephone number is (888) 503-5753. The mailing address for our principal executive offices is P.O. Box 460, Ithaca, New York, 14851. Our common stock is traded on the NYSE American LLC under the symbol “TMP.”
Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” that may be included in a prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.
None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any state securities commission or any other federal or state regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.
The date of this prospectus is July 27, 2026.

About This Prospectus
Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “Tompkins,” “Tompkins Financial,” and the “Company” to refer to Tompkins Financial Corporation and its subsidiaries.
This prospectus is part of an “automatic shelf” registration statement we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), that enables us to use a shelf registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. By using a shelf registration statement, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. In this prospectus, we use the term securities to refer to common stock and preferred stock which may be issued by the Company.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”
We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.
We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Tompkins. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at no cost on our web site, http://www.tompkinsfinancial.com, through the “SEC Filings” link, as soon as reasonably practicable after we file such documents with the SEC. Except for the SEC filings we expressly incorporate by reference into this prospectus as described below, none of the other information on our web site is part of this prospectus.

We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents without restating that information in this prospectus. The information incorporated by reference is an important part of this prospectus.
Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering (excluding, unless otherwise provided herein or therein, information furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 26, 2026 (including portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2026);
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on May 5, 2026;
•our Current Reports on Form 8-K to the extent filed and not furnished with the SEC on January 30, 2026, April 24, 2026, April 27, 2026, May 26, 2026, and July 24, 2026; and
•the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 2, 2020.
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:
Corporate Secretary
Tompkins Financial Corporation
P.O. Box 460
Ithaca, NY 14851
(888) 503-5753
These incorporated documents may also be available on our web site at www.tompkinsfinancial.com. Except for the documents that we expressly incorporate by reference in this prospectus, information contained on our web site is not a prospectus and does not constitute part of this prospectus.

Note of Caution Regarding Forward-Looking Statements
We make certain forward-looking statements in this prospectus, any prospectus supplement, and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. Forward-looking statements are not statements of historical fact and involve a number of risks and uncertainties. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of those safe harbor provisions. You can identify these statements from our use of such words as “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “continue,” as well as the negative and other variations of these terms and other similar words or expressions. Examples of forward-looking statements may include estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company; the asset quality of the Company’s loan portfolios; the level of the Company’s allowance for credit losses; the sufficiency of liquidity sources; the Company’s exposure to changes in interest rates; and to new, changed or extended government/regulatory expectations; the need to sell securities before recovery of amortized cost; the impact of changes in accounting standards; and trends, plans, prospects, growth and strategies; and other characterizations of future events or circumstances as well as other statements that are not statements of historical facts. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth; the impact of the interest rate and inflationary environment on the Company’s business, financial condition and results of operations; other income or cash flow anticipated from the Company’s operations, investment and/or lending activities; changes in laws and regulations affecting public companies, banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers and the geographic concentration of our business; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company’s future businesses; and the economic impact, including potential market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including continuing or increasing hostilities in the Middle East and the the war in Ukraine), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises; and the related financial stress on borrowers and changes to customer behavior and credit risk as a result of any of the foregoing.
You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.
Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About Tompkins Financial Corporation
Tompkins Financial Corporation is a financial holding company. Our business is primarily owning, supervising and controlling our banking subsidiary. We are the parent company of Tompkins Bank & Trust, which is our wholly-owned subsidiary. Tompkins Bank & Trust provides-banking services to its local market areas in New York State and in the Commonwealth of Pennsylvania. Tompkins Bank & Trust provides services under the Tompkins Financial Advisors brand, including investment management, trust and estate administration, financial and tax planning as well as life, disability and long-term care insurance services.

Corporate Headquarters:	Tompkins Financial Corporation 118 E. Seneca St. Ithaca, New York 14850 Main telephone number: (888) 503-5753
Web Site:	www.tompkinsfinancial.com (information on our website does not constitute part of this prospectus)
Stock Listing:	Our common stock is listed on the NYSE American LLC under the symbol: TMP
For additional information regarding our business, see our filings with the SEC, incorporated by reference into this prospectus. Copies of these filings may be obtained as described above under “Where You Can Find More Information”. Among other things, our Annual Report on Form 10-K, as filed with the SEC on February 26, 2026, contains beginning at page 11 a discussion of credit, market, operational, regulatory, and strategic risks to which we are subject.
Prospectus Summary
This summary contains a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section of any prospectus supplement for the securities and the other documents we refer to and incorporate by reference in this prospectus. In particular, we incorporate important business and financial information into this prospectus by reference.
The Securities We May Offer
We may use this prospectus to offer shares of our common stock or preferred stock, described in more detail below. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
We may sell shares of our common stock, with a par value of $0.10 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock
We may sell shares of our preferred stock, with a par value of $0.01 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the offering price or prices of the shares, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, and whether and on what terms we can redeem the shares of the series.
Risk Factors
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
Use of Proceeds
We expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include:
•investing in, or extending credit to, our operating subsidiary;
•investments at the holding company level;
•reducing or refinancing existing debt;
•possible acquisitions;
•stock repurchases; and
•other purposes as described in any prospectus supplement.
Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.
Description of Capital Stock
The authorized capital stock of Tompkins consists of 25,000,000 shares of common stock, par value $0.10 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share, which may be issued in series with such powers, designations and rights as may be established from time to time by our Board of Directors. As of July 23, 2026, there were 14,382,848 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Description of Common Stock
Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Our common stock is traded on the NYSE American under the symbol “TMP.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable. The description of our common stock included in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 2, 2020, is incorporated herein by reference.
Description of Preferred Stock
General
As of the date of this prospectus, 3,000,000 shares of preferred stock, par value $0.01 per share, are authorized, of which none are issued and outstanding. Our Board of Directors may authorize the issuance of one or more series of preferred stock and may establish and designate each such series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective future series of preferred stock authorized by the Board of Directors will be described in the applicable prospectus supplement. The terms of particular series of preferred stock may differ, among other things, in:
•designation;
•number of shares that constitute the series;
•dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;
•dividend periods, or the method of calculating the dividend periods;
•redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;
•voting rights;
•preferences and rights upon liquidation or winding up;
•whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);
•for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur; and
•any other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.
Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:
•junior to any series of our capital stock expressly stated to be senior to that series of preferred stock; and
•senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.
Dividends
Dividends will be payable as they are declared by our Board of Directors at such time or times as it elects, and no holder of preferred stock will have any right to receive any dividend unless and until that dividend has been declared by the Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, the Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares preferred stock who are entitled to receive that dividend.
If described in the applicable prospectus supplement, we may pay cumulative cash dividends to the holders of preferred stock, when and as declared by the Board of Directors or the committee, out of funds legally available for payment. The prospectus supplement will detail, as applicable, the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. In the event that dividends are declared on the preferred stock, the Board of Directors or the committee will fix a record date for any such payment of dividends, which will be paid on the preferred stock to the holders of record on that record date.
We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.
Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):
•declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;
•make other distributions;
•redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or
•make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.
Conversion and Exchange
The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or at our option and the period during which conversion or exchange may occur.
Redemption
The prospectus supplement will indicate whether, and on what terms, shares of any future series of preferred stock will be subject to mandatory redemption or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of preferred stock will be entitled to receive, out of the Company’s assets available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in our Certificate of Incorporation and/or the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:
•any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or
•our common stock.
However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Tompkins with or into another corporation nor a merger of another corporation with or into Tompkins nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Tompkins.
If, upon any liquidation, dissolution or winding up of Tompkins, the Company’s assets then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Tompkins.

Voting Rights
Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.
So long as any shares of the preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:
•issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding preferred stock as to dividends or upon liquidation or dissolution; or
•amend, alter or repeal the provisions of our Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding preferred stock or its holders.

Plan of Distribution
General
We may sell the securities being offered hereby in one or more of the following ways from time to time:
•through agents to the public or to investors;
•to underwriters for resale to the public or to investors;
•directly to investors; or
•through a combination of any of these methods of sale.
We will set forth in a prospectus supplement the terms of the offering, including:
•the name or names of any agents or underwriters;
•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any initial public offering price;
•any discounts or concessions allowed or re allowed or paid to dealers; and
•any securities exchanges or markets on which such securities may be listed.
Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.
Underwriters
If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.
We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.
Direct Sales
We may also sell shares directly to one or more purchasers without using underwriters or agents.
Stabilization Activities
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Trading Markets and Listing of Securities
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE American. Any shares of common stock hereunder will be listed in the NYSE American. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Legal Matters
Unless otherwise indicated in the applicable prospectus supplement, some legal matters, including the validity of any securities offered pursuant to the applicable prospectus supplement, will be passed upon for us by Harris Beach Murtha Cullina PLLC, our counsel, and for any underwriters and agents by counsel selected by such underwriters or agents.
Experts
The consolidated financial statements of Tompkins Financial Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Part II
Information Not Required In Prospectus
Item 14.        Other Expenses of Issuance and Distribution
The following table sets forth the estimated fees and expenses (all but the SEC fees are estimates) payable by the registrant in connection with the filing of this Form S-3 Registration Statement:

SEC Registration Fee	(1)
Printing Costs	(2)
Transfer & Disbursing Agent Fees	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Miscellaneous Expenses	(2)
Total	(2)
(1)In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $12,980 that the registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3, File No. 333-240069, filed by the registrant on August 4, 2020 having an aggregate initial offering price of $100,000,000.
(2)The estimate of expenses to be incurred in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.
Item 15.        Indemnification of Directors and Officers
Section 722 of the New York Business Corporation Law (the “BCL”) empowers a New York corporation to indemnify any person who is, or is threatened to be, made party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that such person (or such person’s testator or intestate), was an officer or director of such corporation, or served at the request of such corporation as a director, officer, employee, agent, or in any other capacity, of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred by such person as a result of such action or proceeding, or any appeal therein, provided that such officer or director acted, in good faith, for a purpose that they reasonably believed to be in or, in the case of service for another corporation or enterprise, not opposed to, the best interests of the corporation and, for criminal actions or proceedings, in addition, had no reasonable cause to believe their conduct was unlawful. Additionally, a New York corporation may indemnify any officer or director against amounts paid in settlement and reasonable expenses, including attorneys’ fees, under the same conditions in connection with an action by or in the right of the corporation to procure a judgment in its favor, except that no indemnification in connection with such action or proceeding is permitted in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent such indemnification is judicially approved.
In accordance with Section 402(b) of the BCL, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of directors of the Company to the fullest extent permitted under the BCL; provided, however, that there shall be no limitation of a director’s liability for acts or omissions committed in bad faith or that involved intentional misconduct or a knowing violation of law, from which a director personally gained a financial profit or other advantage to which they were not legally entitled, or that violated Section 719 of the BCL. The effect of this provision is to eliminate, subject to the above limitations, the personal liability of directors to the Company and its shareholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.
The Company’s Bylaws provide, in effect, that it will indemnify each of its current and former directors, officers, employees, and agents (or such person’s testator or intestate), in connection with any threatened, pending or completed action or proceeding and any appeal thereof, whether civil, criminal, governmental, administrative or investigative, to the fullest extent permitted by the BCL. Indemnification related to actions or proceedings initiated by an officer or director may only be provided if the action or proceeding was authorized by the Board of Directors.
As permitted by the BCL, Tompkins has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Company cannot directly indemnify such directors or officers.
Item 16.        Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3(i) to the Company’s Form 10-Q, filed with the Commission on August 11, 2008.
3.2	Second Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 31, 2011.
4.1	Form of Specimen Common Stock Certificate of the Company, incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A (No. 0-27514), filed with the Commission on December 29, 1995.
5.1	Opinion of Harris Beach Murtha Cullina PLLC
23.1	Consent of KPMG LLP
23.2	Consent of Harris Beach Murtha Cullina PLLC (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page)
107	Filing Fee Table
*    To be filed by amendment or under a Current Report on Form 8-K and incorporated herein by reference.
Item 17.        Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ithaca, state of New York, on this 27h day of July, 2026.

Tompkins Financial Corporation

By:	/s/ Matthew D. Tomazin
Matthew D. Tomazin Executive Vice President and Chief Financial Officer
Each individual whose signature appears below hereby designates and appoints Stephen S. Romaine and Matthew D. Tomazin, and each of them, either of whom may act without joinder of the other, as their true and lawful attorney-in-fact and agent (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, which amendments may make such changes in this registration statement as any Attorney-in-Fact deems appropriate, and requests to accelerate the effectiveness of this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Daniel J. Fessenden
Daniel J. Fessenden	Chair, Director	July 27, 2026
/s/ Stephen S. Romaine
Stephen S. Romaine	President & Chief Executive Officer, Director (Principal Executive Officer)	July 27, 2026
/s/ Matthew D. Tomazin
Matthew D. Tomazin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2026
/s/ David K. Kershaw
David K. Kershaw	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 27, 2026

/s/ Nancy E. Catarisano
Nancy E. Catarisano	Director	July 27, 2026
/s/ Janet M. Coletti
Janet M. Coletti	Director	July 27, 2026
/s/Heidi M. Davidson
Heidi M. Davidson	Director	July 27, 2026
/s/ Helen Eaton
Helen Eaton	Director	July 27, 2026
/s/ Patricia A. Johnson
Patricia A. Johnson	Director	July 27, 2026
/s/ Angela B. Lee
Angela B. Lee	Director	July 27, 2026
/s/ John D. McClurg
John D. McClurg	Director	July 27, 2026
/s/ Ita M. Rahilly
Ita M. Rahilly	Director	July 27, 2026
/s/ Michael H. Spain
Michael H. Spain	Director	July 27, 2026